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EXHIBIT 99.2: PRESS RELEASE ISSUED BY GREYSTONE DIGITAL TECHNOLOGY, INC. ON
              JANUARY 21, 2000 ANNOUNCING THE SIGNING OF A LETTER OF INTENT FOR ITS FIRST ACQUISITION.


GREYSTONE ANNOUNCES LETTER OF INTENT FOR FIRST ACQUISITION

SAN DIEGO - Jan. 21, 2000 -- GreyStone Digital Technology Inc. (OTC BB: GSTN), (GreyStone) announced today that it has signed a letter of intent to acquire a company that designs, builds, and sells forensic surveillance, mobile intelligence, and communications platforms on a customized contract basis primarily for domestic and international customers in law enforcement, intelligence, and military services.

The company said it proposes to complete the acquisition by issuing preferred stock, with the number of shares yet to be determined. As previously announced, the company has engaged Houlihan, Lokey, Howard & Zukin, a leading provider of valuations and financial opinions, to provide strategic business advice relating to the evaluation of potential acquisitions.

Richard A. Smith, GreyStone's chairman, president and chief executive officer, said ,"this acquisition allows GreyStone to build from our core technologies and grow revenues from applications suited to a broader spectrum of customers. Our vision is to create synergy here. This synergy is a basic element of GreyStone's strategy to add significant new sources of customers who can use our software, protocols, and advanced digital technology and services that enable a variety of customized applications for defense, law enforcement, entertainment, education, wireless communications, the internet, e-commerce, and e-services."

The proposed acquisition is subject to a number of conditions including completion of due diligence; successful execution of a definitive binding agreement; receipt of all necessary corporate, shareholder, and governmental approvals; and other conditions customary to such transactions.

Based in San Diego, Calif., GreyStone Digital Technology, Inc. creates powerful, interactive and networked 3-D software and systems that enable users to collect, access, see, hear, send, and interact with digital information in real-time. The company also provides sophisticated engineering services enabling customers to realize more value from applications of advanced digital technology on dedicated local-area or wide-area networks or on the internet. The company's products and services address a growing demand from military, entertainment, and other major markets such as multisensory communications and e-based transactions.

More information is available on the company's website at http://www.gstone.com.

This news release contains statements that are not purely historical, and as such are forward-looking statements under the federal securities laws. These include forward-looking statements regarding management's intentions, plans, hopes, beliefs, expectations or projections of the future. These forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the company's products and services; additional financing requirements; the impact of competitive products or pricing; technological changes; the effect of economic conditions; the ability to successfully commercialize the company's entertainment products; the company's dependence on key engineering, technical, and other personnel skilled in government contracting; the ability of the government to terminate contracts and subcontracts at any time; and other risks and uncertainties detailed from time to time in the company's reports filed with the


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Securities and Exchange Commission. One or more of these factors could affect the company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this news release will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the company, or any other person, that the objectives and plans of the company will be achieved. All forward-looking statements made in this news release are based on information presently available to management, and the company assumes no obligation to update any forward-looking statements.


For more information, contact:

  CDF Communications                        GreyStone Digital Technology, Inc.
  Jamie Driscoll                            Richard A. Smith
  888-414-0818                              858-874-7000
  jamie@cdfcom.com                          info@gstone.com


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